UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2023

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302. 734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2023 (the “Closing 8-K”), on November 30, 2023, Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), completed the acquisition of Pivotal Utility Holdings, Inc., a wholly owned subsidiary of Florida Power & Light Company doing business as Florida City Gas (“FCG”) (the “Acquisition”) pursuant to the previously disclosed Stock Purchase Agreement (the “Purchase Agreement”), dated as of September 26, 2023, by and among the Company and Florida Power & Light Company, a Florida corporation. The purchase price for the Acquisition was approximately $923.4 million in cash, subject to customary purchase price adjustments. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2023.

On November 30, 2023, in connection with the completion of the Acquisition, the Company issued $550 million of uncollateralized senior notes pursuant to the Note Purchase Agreement dated November 20, 2023, as described in the Company’s Form 8-K filed with the SEC on November 21, 2023. The Company funded the purchase price for the Acquisition with the net proceeds from the sale of the uncollateralized senior notes, the Company’s previously disclosed equity offering and additional borrowings under its existing unsecured revolving credit facility.

This Amendment to Current Report on Form 8-K is being filed to amend and supplement the Closing 8-K, the sole purpose of which is to provide the financial statements and pro forma financial information required by Item 9.01, which were excluded from the Closing 8-K and are filed as exhibits hereto and are incorporated herein by reference. All other items in the Closing 8-K remain the same.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

Audited financial statements of Pivotal Utility Holdings, Inc. (d/b/a Florida City Gas), comprised of the balance sheets as of December 31, 2022 and 2021, the related statements of income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2022 and the related notes to the financial statements, are filed herewith as Exhibit 99.1.

Unaudited financial statements of Pivotal Utility Holdings, Inc. (d/b/a Florida City Gas), comprised of the balance sheets as of September 30, 2023 and December 31, 2022, the related statements of income and changes in equity for the three and nine months ended September 30, 2023 and 2022, the statement of cash flows for the nine months ended September 30, 2023 and 2022, and the related notes to the financial statements, are filed herewith as Exhibit 99.2.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Chesapeake Utilities Corporation, comprised of the balance sheet as of September 30, 2023, the statements of income for the year ended December 31, 2022 and the nine months ended September 30, 2023, and the related notes to the financial statements are attached hereto as Exhibit 99.3.

(d) Exhibits.

Exhibit Numbers	Description

23.1	Consent of Deloitte & Touche LLP, independent auditors for Pivotal Utility Holdings, Inc. (d/b/a Florida City Gas).

99.1	Audited financial statements of Pivotal Utility Holdings, Inc. (d/b/a Florida City Gas) as of December 31, 2022 and 2021 and for the two years ended December 31, 2022. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2023).

99.2	Unaudited financial statements of Pivotal Utility Holdings, Inc. (d/b/a Florida City Gas) as of September 30, 2023 and December 31, 2022, and for the three and nine months ended September 30, 2023 and 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2023).

99.3	Unaudited pro forma condensed combined financial information of Chesapeake Utilities Corporation as of September 30, 2023, for the year ended December 31, 2022 and for the nine months ended September 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

February 13, 2024	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Corporate Secretary